UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

SITO Mobile, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Town Square Place, Suite 204

Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 275-0555

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 24, 2014 SITO Mobile, Ltd. f/k/a Single Touch Systems, Inc. (the “Company”), SITO Mobile Solutions, Inc. f/k/a Single Touch Interactive, Inc., a wholly-owned subsidiary of the Company, DoubleVision Networks, Inc., (“DoubleVision”), and the shareholders of DoubleVision entered into a Share Purchase Agreement pursuant to which the Company acquired all of the shares of DoubleVision.

We hereby amend Item 9.01 of our current report on Form 8-K filed on July 29, 2014 to include financial statements of the business acquired and pro forma financial information in accordance with Items 9.01(a) and (b) within seventy one calendar days after the date on which the initial report on Form 8-K was required to be filed. Except as set forth in Item 9.01 below, no other changes are being made to our current report on Form 8-K filed on July 29, 2014.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

Balance sheets as of December 31, 2013 and 2012, Statements of Operations, Statement of Deficiency in Stockholders’ Equity Statements of Cash Flows and Notes to Financial Statements for the years then ended.

(b)	Pro forma financial information.

Pro forma Consolidated Balance Sheet as of June 30, 2014 and Pro Forma Consolidated Statement of Operations for the nine months then ended.

(d)	Exhibits

Exhibit Number	Description
10.1	Share Purchase Agreement among SITO Mobile, Ltd. f/k/a Single Touch Systems, Inc., SITO Mobile Solutions, Inc. f/k/a Single Touch Interactive, Inc., DoubleVision Networks, Inc. and the Shareholders of DoubleVision Networks, Inc. dated as of July 24, 2014 (Incorporated by reference to the Company’s current report on Form 8-K filed on July 29, 2014)

99.1	Audited financial statements of DoubleVision Networks, Inc. for years ended December 31, 2013 and 2012.

99.2	Pro forma consolidated balance sheet as of June 30, 2014 and statement of operations for the nine months then ended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITO Mobile, Ltd.

Date: April 2, 2015	By:	/s/ Kurt Streams
	Name:	Kurt Streams
	Title:	Chief Financial Officer

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